As filed with the Securities and Exchange Commission on January 31, 2014

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CAPITAL ONE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	54-1719854
(State or Other Jurisdiction of Organization)	(I.R.S. Employer Identification Number)

1680 Capital One Drive

McLean, Virginia 22102

(703) 720-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CAPITAL ONE FINANCIAL CORPORATION ASSOCIATE SAVINGS PLAN AS AMENDED AND RESTATED

(Full Title of the Plan)

John G. Finneran, Jr.

General Counsel and Corporate Secretary

CAPITAL ONE FINANCIAL CORPORATION

1680 Capital One Drive

McLean, Virginia 22102

(703) 720-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Ronald O. Mueller

Gibson, Dunn & Crutcher LLP

1050 Connecticut Avenue, NW

Washington, D.C. 20036

(202) 955-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01 per share (1)	$75,000,000	$75,000,000	$9,660

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock in respect of the securities identified in the above table as a result of any stock dividend, stock split, recapitalization or other similar transactions. Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Capital One Financial Corporation Associate Savings Plan as Amended and Restated.
(2)	Calculated in accordance with Rule 457(o) of the Securities Act of 1933.

INTRODUCTION

This Registration Statement on Form S-8 is filed by Capital One Financial Corporation, a Delaware corporation (the “Registrant” or the “Company”), relating to $75,000,000 of the Company’s Common Stock, par value $0.01 (the “Common Stock”), to be offered and sold under the Capital One Financial Corporation Associate Savings Plan as Amended and Restated (the “Plan”).

This Registration Statement on Form S-8 in addition registers an indeterminate amount of interests in the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents, which have previously been filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:

(1) The Plan’s Annual Report on Form 11-K for the fiscal year ended December 31, 2012, filed with the Commission on June 25, 2013;

(2) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Commission on February 28, 2013;

(3) The Company’s Quarterly Reports on Form 10-Q, filed with the Commission on May 9, 2013, August 8, 2013 and November 6, 2013;

(4) The Company’s Current Reports on Form 8-K filed with the SEC on January 17, 2013 (Item 8.01 information only), February 1, 2013, February 4, 2013, February 20, 2013, May 8, 2013, May 14, 2013, May 17, 2013, June 6, 2013, June 18, 2013, July 2, 2013 and November 5, 2013; and

(5) The Description of the Company’s Common Stock on amendment no. 1 to Form 8-A, dated October 17, 1994.

Notwithstanding the foregoing, the Company is not incorporating any document or information deemed to have been furnished and not filed in accordance with the Commission’s rules.

In addition, all documents filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made part hereof from their respective dates of filing (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents listed above or subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company’s Annual Report on Form 10-K or the Plan’s Annual Report on Form 11-K, as applicable, covering such year shall cease to be Incorporated Documents or be incorporated by reference in this Registration Statement from and after the filing of such Annual Report. The Company’s Exchange Act file number with the Commission is 001-13300.

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides for the indemnification of officers and directors of corporations in terms sufficiently broad enough to permit the indemnification of the officers and directors of Capital One Financial Corporation (the “Corporation”) from liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933 under certain circumstances. Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit.

Article XI of the Corporation’s Restated Certificate of Incorporation, as amended, and Section 6.7 of the Corporation’s Amended and Restated Bylaws, as amended, provide, in general, for mandatory indemnification of directors and officers to the extent permitted by law, against liability incurred by them in proceedings instituted or threatened against them by third parties, or by or on behalf of the Corporation itself, relating to the manner in which they performed their duties unless they have been guilty of willful misconduct or of a knowing violation of the criminal law.

As permitted by the DGCL, Article X of the Corporation’s Restated Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL or decisional law, no director shall be personally liable to the Corporation or to its stockholders for monetary damages for breach of his fiduciary duty as a director. The effect of this provision in the Restated Certificate of Incorporation is to eliminate the rights of the Corporation and its stockholders (through stockholders’ derivative suits on behalf of the Corporation) to recover monetary damages against a director for breach of fiduciary duty as a director thereof (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i)-(iv), inclusive, above. These provisions will not alter the liability of directors under federal securities laws.

The Corporation’s Amended and Restated Bylaws (the “bylaws”) provide that the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was, at any time during which the bylaw is in effect (whether or not such person continues to serve in such capacity at the time any indemnification or advancement of expenses pursuant hereto is sought or at the time any proceeding relating thereto exists or is brought), a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of any other corporation or of a partnership, joint venture, trust or other enterprise (including an employee benefit plan maintained or sponsored by the Corporation), against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such action, suit or proceeding, to the fullest extent authorized by the DGCL, provided that the Corporation shall indemnify such person in connection with any such action, suit or proceeding initiated by such person only if authorized by the Board of Directors of the Corporation or brought to enforce certain indemnification rights.

The bylaws also provide that indemnification provided for in the bylaws shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that any right of indemnification or protection provided under the bylaws shall not be adversely affected by any amendment, repeal, or modification of the bylaws; and that the Corporation may purchase and maintain insurance to protect itself and any such person against any such expenses, liability and loss, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the DGCL.

In addition to the above, the Corporation may enter into one or more agreements with any person to provide for indemnification greater or different than that which is provided for in the Restated Certificate of Incorporation or the bylaws.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit No.	Description

4.1*	Restated Certificate of Incorporation of Capital One Financial Corporation

4.2**	Amended and Restated Bylaws of Capital One Financial Corporation

5.1#	Internal Revenue Service determination letter dated September 19, 2013 relating to the Plan

23.1#	Consent of Keiter, Stephens, Hurst, Gary & Shreaves, P.C. relating to the Plan

23.2#	Consent of Ernst & Young LLP

24.1#	Power of Attorney of certain Officers and Directors of the Company (set forth on signature page)

#	Filed herewith.
*	Incorporated by reference to Exhibit 3.4 of the Company’s Current Report on Form 8-K, filed on May 17, 2011.
**	Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 5, 2013.

Item 9. Undertakings

1. The undersigned Registrant and the Plan hereby undertake:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(d) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

2. The undersigned Registrant and the Plan hereby further undertake that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act and each filing of the Plan’s annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant or the Plan pursuant to the provisions and arrangements that exist whereby the Registrant or the Plan may indemnify such persons against liabilities arising under the Securities Act, or otherwise, the Registrant and the Plan have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant or the Plan of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant and the Plan will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Capital One Financial Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, Commonwealth of Virginia, on the 31st day of January, 2014.

CAPITAL ONE FINANCIAL CORPORATION

By:	/s/ John G. Finneran, Jr.
John G. Finneran, Jr.
General Counsel and Corporate Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each of the directors and/or officers of the Registrant whose signature appears below hereby appoints John G. Finneran, Jr. and Stephen T. Gannon as his or her attorney-in-fact to sign his or her name and on his or her behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments to this Registration Statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable the Registrant to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement or amendment thereto has been signed below by the following persons in the capacities indicated below on the date indicated below.

Signature	Title	Date

/s/ Richard D. Fairbank		January 31, 2014
Richard D. Fairbank	Chairman, Chief Executive Officer and President (Principal Executive Officer)

/s/ Stephen S. Crawford		January 31, 2014
Stephen S. Crawford	Chief Financial Officer (Principal Financial Officer)

/s/ R. Scott Blackley		January 31, 2014
R. Scott Blackley	Controller (Principal Accounting Officer)

/s/ Patrick W. Gross		January 31, 2014
Patrick W. Gross	Director

/s/ Ann Fritz Hackett		January 31, 2014
Ann Fritz Hackett	Director

/s/ Lewis Hay, III		January 31, 2014
Lewis Hay, III	Director

/s/ Benjamin P. Jenkins, III		January 31, 2014
Benjamin P. Jenkins, III	Director

/s/ Pierre E. Leroy		January 31, 2014
Pierre E. Leroy	Director

/s/ Peter E. Raskind		January 31, 2014
Peter E. Raskind	Director

/s/ Mayo A. Shattuck III		January 31, 2014
Mayo A. Shattuck III	Director

/s/ Bradford H. Warner		January 31, 2014
Bradford H. Warner	Director

/s/ Catherine G. West		January 31, 2014
Catherine G. West	Director

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The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, Commonwealth of Virginia, on the 31st day of January, 2014.

CAPITAL ONE FINANCIAL CORPORATION ASSOCIATE SAVINGS PLAN AS AMENDED AND RESTATED

By:	/s/ Jory A. Berson
Jory A. Berson
Chair of the Capital One Financial Corporation Benefits Committee

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